Exhibit 10.2

FORM OF VOTING AND LOCK-UP AGREEMENT

THIS VOTING AND LOCK-UP AGREEMENT (this “Agreement”) is made as of September [ ], 2020 (“Effective Date”).

BETWEEN:

_________________________________ (“the “Shareholder”)

- and -

BOXLIGHT CORPORATION, a corporation incorporated under the laws of the State of Nevada (“Boxlight”).

RECITALS:

WHEREAS, in connection with a share purchase agreement dated __ September 2020 between Boxlight, the undersigned Shareholder and the other Shareholders of Sahara Holdings Limited (“Sahara”) relating to the sale and purchase of the entire issued share capital of Sahara (the “Purchase Agreement”), the undersigned Shareholder has received _________ and _________ shares of the Class A and B convertible redeemable preferred stock of Boxlight (the “Preferred Stock”), respectively, which is subject, under certain circumstances, to mandatory and automatic conversion into shares of the Class A voting common stock of Boxlight, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the undersigned Shareholder has agreed to have the Preferred Stock and all shares of Common Stock issuable upon conversion of the Preferred Stock (collectively, the “Boxlight Shares”) locked up and restricted on Transfer (hereinafter defined) for a period of time following Completion; and

WHEREAS, the undersigned Shareholder wishes to agree and abide by other covenants in connection with being a shareholder of Boxlight.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

1. Unless otherwise defined in this Agreement, all capitalized terms, when used herein, shall have the same meaning as they are defined in the Purchase Agreement.

2. The undersigned Shareholder hereby agrees that he/she will not for the applicable Lock-up Period (defined below), directly or indirectly:

a.	sell, offer, transfer, contract or grant any option or right to sell, pledge, transfer, or otherwise dispose of any of his/her Boxlight Shares, whether owned of record or beneficially;

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b.	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Boxlight Shares, whether any such swap or other agreement or transaction is to be settled by delivery of Boxlight Shares, in cash or otherwise; or

c.	publicly announce an intention to do any of the foregoing (each a “Transfer” and collectively, “Transfers”).

3. For purposes of this agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

“Immediate Family” means a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder.

“Lock-up Period” means the period commencing on the date of Completion and expiring:

i. in respect of the first 25% of the Boxlight Shares, the date that is 180 days following the date of Completion;

ii. in respect of the second 25% of the Boxlight Shares, the date that is 270 days following the date of Completion;

iii. in respect of the third 25% of the Boxlight Shares, the date that is 360 days following the date of Completion;

iv. in respect of the balance of the Boxlight Shares, the date that is 450 days following the date of Completion.

4. Notwithstanding the restrictions on Transfers of Boxlight Shares described above, the undersigned may undertake any of the following Transfers of Boxlight Shares during the applicable Lock-up Period:

a. by way of pledge or security interest, provided that the pledgee or beneficiary of the security interest agrees in writing with Boxlight to be bound by this agreement for the remainder of the applicable Lock-up Period;

b. a Transfer to the Immediate Family of the Shareholder, corporations, partnerships, limited liability companies or other entities controlled by the Shareholder, a trust or account (including RRSP, RESP, RRIF or similar account) existing for the benefit of the Shareholder or the Immediate Family of the Shareholder, or as a bona fide gift or gifts, so long as such person or entity agrees in writing with Boxlight to be bound by this agreement for the remainder of the applicable Lock-up Period and, in the case of corporations, partnerships, limited liability companies or other entities controlled by, the Shareholder, so long as such entity remains controlled by the Shareholder for the remainder of the applicable Lock-up Period;

c. any Transfer of Boxlight Shares pursuant to a bona fide third party take-over bid, merger, tender offer or exchange offer or other business combination, acquisition of all or substantially all of Boxlight’s assets, plan of arrangement or other similar transaction (a “Change of Control Event”) made to all holders of such Boxlight Shares, involving a change of control of Boxlight, provided that in the event that the Change of Control Event is not completed, the Boxlight Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement; or

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d. any Transfer consented to, in writing, by Boxlight.

5. Shareholder agrees, to the extent practicable and as requested by Boxlight, he/she shall take or avoid taking (as applicable) actions that would potentially cause liability to Boxlight or any other shareholder under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that Boxlight, or its legal counsel determines that the Shareholder is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, the Shareholder shall cooperate with Boxlight or its legal counsel, including providing information reasonably required for any such filing.

6. At each meeting of shareholders of Boxlight occurring during the period from the Effective Date until the eighteen (18) months following the Effective Date, the Shareholder shall, vote all Boxlight Shares then owned by him/her (to the extent entitled to vote thereon) in accordance with the recommendation of the Board of Directors of Boxlight with respect to any business or proposal on which the shareholders of Boxlight are entitled to vote.

7. For the avoidance of doubt, for so long as the Shareholder holds shares of Preferred Stock, such Shareholder shall be entitled to vote on any proposed amendment or change to the Certificate of Designation applicable to such Preferred Stock that shall, in any manner, reduce or adversely affect the rights, privileges and designations of such Preferred Stock.

8. Each share certificate representing Preferred Shares or Common Shares held by Shareholder shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Preferred or Common Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

In addition, for so long as any restrictions set forth in this agreement remain in effect, any share certificate representing Preferred Shares or Common Shares shall include the following language on its legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Preferred or Common Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER [25], 2020, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

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9. The Shareholder hereby represents and warrants that he/she has full power and authority to enter into this agreement and that, upon request, he/she will execute any additional documents necessary or desirable in connection with the enforcement hereof.

10. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

11. This agreement is irrevocable and will be binding on the Shareholder and its respective successors, assigns, and, if applicable, its heirs and personal representatives, provided however that the undersigned shall not assign this agreement without the prior written consent of Boxlight.

12. This agreement shall be governed and construed in accordance with the laws of the State of Nevada, United States of America applicable therein. All matters relating hereto shall be submitted to the court of appropriate jurisdiction in the County of Los Angeles, State of California, for the purpose of this agreement and for all related proceedings.

13. This agreement will terminate on the close of trading of Boxlight Common Stock on the date that the last Lock-up Period expires.

14. The provisions of this agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this agreement, or the application thereof to any person, entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this agreement and the application of such provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15. This agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

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16. The headings herein are for convenience of reference only, do not constitute part of this agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this agreement and, in the event that an ambiguity or question of intent or interpretation arises, this agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this agreement.

17. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Effective Date, the parties hereto shall each use reasonable endeavors to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this agreement.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have each executed and delivered this Agreement as of the date first written above.

BOXLIGHT CORPORATION

By:
Name:	Michael Pope
Title:	Chief Executive Officer

SHAREHOLDER:

[to be executed individually by]

Kevin Batley

5 Ashley Road Sevenoaks, Kent, TN13 3AN

Nigel Batley

28 Brattle Wood, Sevenoaks, Kent, TN13 1QU

Sheila Batley

5 Ashley Road, Sevenoaks, Kent, TN13 3AN

Annette Batley

28 Brattle Wood, Sevenoaks, Kent, TN13 1QU

Signature Page to The Shareholder Lock-Up Agreement